Exhibit 4.21

Chesf

Companhia Hidro Elétrica do São Francisco

ELECTRIC POWER PURCHASE AND SALE AGREEMENT

CHESF

X

BRASKEM S.A.

CHLORO SODA UNIT – UCS - AL

ADDENDUM TO CCVE - 012/2004

FIRST TERM OF ADDENDUM TO THE ELECTRIC POWER PURCHASE AND SALE AGREEMENT CELEBRATED BETWEEN COMPANHIA HIDRO ELÉTRICA DO SÃO FRANCISCO - CHESF AND BRASKEM S.A., ON OCTOBER 20, 2004.

By this instrument, the PARTIES

COMPANHIA HIDRO ELÉTRICA DO SÃO FRANCISCO — CHESF, a public services concessionaire engaged in the supply of electric power, headquartered in the city of Recife, in the state of Pernambuco, at Rua Delmiro Gouveia, n° 333, Bairro do Bongi, enrolled before the CNPJ of the Ministry of Finance under no. 33.541.368/0001-16, and enrolled before the state tax office under no. 18.1.001.0005584-6, hereinafter simply referred to as “CHESF” and represented herein pursuant its Social Bylaws by its Directors, described and undersigned at the end of the agreement; and

BRASKEM S.A. - UCS-AL, located at Avenida Assis Chateaubriand, n° 5.260, Pontal da Barra, in the Municipality of Maceió, in the State of Alagoas, complying with the 230kV voltage supplied by the basic powergrid, enrolled before the CNPJ/MF under no. 42.150.391/0022-03, and State Enrollment no. 240.071.115-AL, hereinafter simply referred to as “CONSUMER” and represented herein pursuant is Social Bylaws by its Directors who have been described at the end and who have signed this agreement;

WHEREAS

•	pursuant art. 25 of Law no. 10.848 dated March 15, 2004, the PARTIES have decided to modify the power supply agreement purporting to have it comply with the new sectorial regulations regarding the commercialization of electric power, replacing it by several electric power purchase and sale agreements and the use of the transmission and connection system,

•	as result, the PARTIES have signed the Electric Power Purchase and Sale Agreement on October 20, 2004, referred to herein as AGREEMENT;

•	and pursuant art. 25 of Law no. 10.848, dated March 15, 2004, the parties being interested in amending said AGREEMENT;

have decided to celebrate the 1st. Term of Addendum to the AGREEMENT pursuant the following clauses and conditions:

FIRST CLAUSE – This Term of Addendum (“ADDENDUM”) purports to extend the term of the AGREEMENT and, for all contractual purposes, to establish:

a)	the required amounts for the year 2010;

b)	the limits regarding the revision of requirements for year 2010,

SECOND CLAUSE — the AGREEMENT being amended herein shall have its term extended to remain in effect until December 31, 2010, being extinguished at that time upon full accomplishment of all obligations arising therein;

THIRD CLAUSE — The ELECTRIC POWER RESERVE CHART appended to Annex I of the AGREEMENT being amended herein by the ELECTRIC POWER RESERVE CHART listed on Annex I to this Term of Addendum;

FOURTH CLAUSE — The chart showing the limits for the variation regarding the annual revision of requirements, found in sub-item (c) of the Third Paragraph of Clause 5 of said AGREEMENT being amended herein is replaced by the table infra.

Year of Supply	Lower Limit %	Upper Limit %
2006	83	120
2007	70	120
2008	70	120
2009	70	120
2010	65	125

FIFTH CLAUSE — All the remaining terms envisaged in the AGREEMENT remain unchanged, and they shall remain throughout their term of effectiveness.

And, in witness whereof, the PARTIES have celebrated this TERM OF ADDENDUM in two (2) counterparts, each considered to be an original, in the presence of the two undersigned witnesses.

Recife, October 20, 2004.

Companhia Hidro Elétrica do São Francisco – CHESF

Dilton da Conti Oliveira Director-President CPF: 018.205.404-72	Mozart Bandeira Arnaud Operations Director CPF: 137.474.444-15

CONSUMER: BRASKEM S.A. – UCS-AL

Roberto Lopes Pontes Simões Director CPF: 141.330.245-91	Ricardo de Maya Gomes Simões Power Manager/Attorney in Fact CPF: 382.605.654-04

Witnesses:

Francisco Carlos Ruga CPF: 426.048.420-68	José Carlos de Miranda Farias CPF: 090.244.174-49

ELECTRIC POWER RESERVE CHART - ANNEX I

Annex to the Term of Addendum No. 01 of the Electric Power Reserve and Supply Agreement, celebrated between CHESF and BRASKEM - UCS-AL, on 10/20/2004.

Period of Supply		Period of the year	ELECTRIC POWER RESERVE (amounts in kW)
item	Month/year		Peak	Off peak
1	Nov/2004	dry	164,000	164,000
2	Dec 2004	wet	164,000	164,000
3	Jan to Apr/2005	wet	136,000	164,000
4	May to Nov/2005	dry	136,000	164,000
5	Dec /2005	wet	136,000	164,000
6	Jan to Apr/2006	wet	164,000	164,000
7	May to Nov/2006	dry	164,000	164,000
8	Dec/2006	wet	164,000	164,000
9	Jan to Apr/2007	wet	164,000	164,000
10	May to Nov/2007	dry	164,000	164,000
11	Dec/2007	wet	164,000	164,000
12	Jan to Apr/2008	wet	184,000	184,000
13	May to Nov/2008	dry	184,000	184,000
14	Dec/2008	wet	184,000	184,000
15	Jan to Apr/2009	wet	184,000	184,000
16	May to Nov/2009	dry	184,000	184,000
17	Dec/2009	wet	184,000	184,000
18	Jan to Apr/2010	wet	184,000	184,000
19	May to Nov/2010	dry	184,000	184,000
20	Dec/2010	wet	184,000	184,000